EXHIBIT 23.03

                           CONSENT OF ERNST & YOUNG LLP

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of HSN, Inc., formerly known as Silver King Communications, Inc., pertaining to the Savoy Pictures Entertainment, Inc. ("Savoy") 1995 Stock Option Plan, the Amended and Restated Savoy Stock Option Plan, the Home Shopping Network, Inc. ("HSN") 1996 Stock Option Plan for Employees, the HSN 1996 Stock Option Plan for Outside Di-rectors, the HSN 1986 Stock Option Plan for Employees and the HSN 1986 Stock Option Plan for Outside Directors, of our report dated February 9, 1996 (except for Notes 3 and 7, as to which the date is March 11, 1996), with respect to the consolidated financial statements and schedule of Savoy Pictures Entertainment, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

         New York, New York
         December 18, 1996